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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

The following entities, unless otherwise indicated, are wholly-owned direct or indirect subsidiaries of the Registrant as of December 31, 2004:

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                                                                           State or Country
              Name                                                         of Organization
              ----                                                         ---------------
1.   Baker Environmental, Inc.                                              Pennsylvania
2.   Baker Heavy & Highway, Inc.                                            Pennsylvania
3.   Baker Mellon Stuart Construction, Inc.                                 Pennsylvania
4.   Michael Baker Global, Inc.                                             Pennsylvania
5.   Michael Baker Jr., Inc.                                                Pennsylvania
6.   Baker Construction, Inc.                                               Delaware
7.   Baker Global Project Services, Inc.                                    Delaware
8.   Baker Holding Corporation                                              Delaware
9.   Baker/OTS, Inc.                                                        Delaware
10.  International Pipeline Services, Inc.                                  Delaware
11.  Michael Baker International, Inc.                                      Delaware
12.  Baker Engineering, Inc.                                                Illinois
13.  Steen Production Services, Inc.                                        Louisiana
14.  Michael Baker Jr. Company                                              Nevada
15.  Michael Baker Architects/Engineers, P.C.                               New Jersey
16.  Baker Engineering NY, Inc.                                             New York
17.  Baker/MO Services, Inc.                                                Texas
18.  Vermont General Insurance Company                                      Vermont
19.  Baker Energy International, Ltd.                                       Cayman Islands
20.  Baker O&M International, Ltd.                                          Cayman Islands
21.  Baker/OTS International, Inc.                                          Cayman Islands
22.  Overseas Technical Services (Middle East) Ltd.                         Cayman Islands
23.  Michael Baker de Mexico S.A. de C.V.                                   Mexico
24.  OTS International Training Services Ltd.                               United Kingdom
25.  Overseas Technical Services (Harrow) Ltd.                              United Kingdom
26.  Baker/OTS Ltd.                                                         United Kingdom
27.  SD Forty-Five Ltd.                                                     United Kingdom
28.  OTS Finance and Management Ltd.                                        Vanuatu
29.  Overseas Technical Service International Ltd.                          Vanuatu
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